Exhibit (b)(3)

Execution Version

FIRST AMENDMENT

FIRST AMENDMENT, dated as of September 2, 2015 (this “Amendment”), to the Credit Agreement, dated as of January 23, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among Columbus McKinnon Corporation, a New York corporation (the “Company”), Columbus McKinnon Dutch Holdings 3 B.V. (the “Dutch Borrower”), Columbus McKinnon EMEA Gmbh (the “German Borrower” and, together with the Company and the Dutch Borrower, the “Borrowers”), the guarantors parties thereto (the “Guarantors” and, together with the Borrowers, the “Loan Parties”), the lenders from time to time parties thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans, other extensions of credit, and other financial accommodations available to the Borrowers.

WHEREAS, as contemplated by Section 10.01 of the Credit Agreement, the Loan Parties have requested certain amendments to the Credit Agreement.

WHEREAS, the Lenders are willing to agree to such amendments, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein (including in the recitals) shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2. Amendment to Section 2.24. Section 2.24(a) of the Credit Agreement is hereby amended by deleting the “$75,000,000” therein and replacing it with “$150,000,000”.

SECTION 3. Amendment to Section 7.02(h). Section 7.02(h) of the Credit Agreement is hereby amended by adding the following parenthetical at the end of clause (vi)(x) therein, immediately following the phrase “set forth in clause (v) above”: “(which Compliance Certificate shall, for the avoidance of doubt, be deemed to be delivered pursuant to Section 6.02(a) for purposes of determining the Applicable Rate)”.

SECTION 4. Conditions to Effectiveness of Amendment. This Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the “First Amendment Effective Date”):

(a) The Administrative Agent shall have received (i) counterparts of this Amendment, executed and delivered by each Loan Party, the Administrative Agent and the Required Lenders and (ii) an executed copy of the Increased Facility Activation Notice delivered on or about the date hereof (the “Incremental Notice”) signed by the Company, the Administrative Agent and Lenders providing aggregate incremental Revolving Commitments equal to $75 million; and

(b) The Incremental Notice shall have become effective in accordance with its terms and the Company shall have acquired the capital stock of Magnetek, Inc. pursuant to that certain Agreement and Plan of Merger, dated as of July 26, 2015, entered into among the Company, Megatron Acquisition Corp. and Magnetek, Inc.

SECTION 5. Waiver. Notwithstanding anything to the contrary herein or in the Credit Agreement or the Incremental Notice, the Lenders party hereto hereby agree that the delivery to the Administrative Agent on the Increased Facility Closing Date (as defined in the Incremental Notice) of the stock certificates in respect of the capital stock in those subsidiaries (the “Magnetek Mexican Subsidiaries”) of Magnetek, Inc. set forth on Schedule I hereto (such certificates, the “Lost Certificates”) shall not be required (a) as a condition precedent to the availability of the incremental Revolving Commitments contemplated by the Incremental Notice, (b) as a condition precedent to the effectiveness of this Amendment, or (c) otherwise pursuant to the Credit Agreement or the U.S. Security Agreement; provided that each Loan Party hereby agrees that (a) the Lost Certificates have been lost, mislaid, stolen or destroyed and cannot now be produced, (b) to such Loan Party’s knowledge, no other Person has possession or control of the Lost Certificates, (c) when a UCC financing statement in appropriate form is filed with the Secretary of State of the State of Delaware listing Magnetek, Inc. as debtor, the Administrative Agent’s security interest in the capital stock of the Magnetek Mexican Subsidiaries will be a fully perfected first-priority Lien and (d) if any of the Lost Certificates are found by such Loan Party or if replacement certificates in respect thereof are issued, such Loan Party shall cause such Lost Certificates or such replacement certificates, as applicable, to be promptly delivered to the Administrative Agent to be held as Collateral.

SECTION 6. Reaffirmation. Each Loan Party hereby (a) consents to this Amendment and the transactions contemplated hereby, (b) confirms its guarantees, pledges, grants of security interests, acknowledgments, obligations and consents under each Security Document and Loan Document to which it is a party, (c) agrees that all of its obligations, liabilities and indebtedness under each Loan Document to which it is a party shall remain in full force and effect on a continuous basis (without set-off, counterclaim, defense or deduction of any kind) after giving effect to this Amendment and its guarantee, if any, of the obligations, liabilities and indebtedness of the other Loan Parties under the Credit Agreement shall remain in full force and effect on a continuous basis (without set-off, counterclaim, defense or deduction of any kind) after giving effect to this Amendment and (d) agrees that all of the Liens and security interests created and arising under each Loan Document to which it is a party remain in full force and effect on a continuous basis, and continue to be perfected in the same manner and to the extent contemplated by the Security Documents, after giving effect to this Amendment, as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and under its guarantees, if any, in the Loan Documents, including, without limitation, the obligations under the Credit Agreement.

SECTION 7. Representations and Warranties. Each Loan Party hereby represents and warrants that both immediately prior to and after giving effect to this Amendment:

(a) the Lenders’ and the Administrative Agent’s security interests in the Collateral described in the Credit Agreement continue to be valid, binding and enforceable security interests which secure the Obligations, and continue to be perfected in the same manner and to the extent contemplated by the Security Documents (subject to Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement);

(b) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of such date as if made on and as of such date (other than to the extent any representation and warranty is already qualified by materiality, in which case, such representation and warranty is true and correct as of such date), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date (other than to the extent any representation and warranty is already qualified by materiality, in which case, such representation and warranty is true and correct as of such earlier date); and

(c) no Default or Event of Default has occurred and is continuing on the First Amendment Effective Date.

SECTION 8. Effects on Loan Documents. Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents.

SECTION 9. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTION 10.12 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.

SECTION 10. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Company and the Administrative Agent.

SECTION 11. Severability; Integration. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Amendment represents the entire agreement of the Loan Parties, the Administrative Agent and the Required Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Required Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 12. Representation Dutch Borrower. Section 10.19 of the Credit Agreement shall apply mutatis mutandis to this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

COLUMBUS MCKINNON CORPORATION

By:	/s/ Gregory P. Rustowicz
Name:	Gregory P. Rustowicz
Title:	Vice President - Finance and Chief Financial Officer

COLUMBUS MCKINNON DUTCH HOLDINGS 3 B.V.

By:	/s/ Alexander Hartmann
Name:	Alexander Hartmann
Title:	Managing Director B

COLUMBUS MCKINNON EMEA GMBH

By:	/s/ Gregory P. Rustowicz
Name:	Gregory P. Rustowicz
Title:	Managing Director

YALE INDUSTRIAL PRODUCTS, INC.

By:	/s/ Gregory P. Rustowicz
Name:	Gregory P. Rustowicz
Title:	Vice President

CRANE EQUIPMENT & SERVICE, INC.

By:	/s/ Gregory P. Rustowicz
Name:	Gregory P. Rustowicz
Title:	Vice President

UNIFIED INDUSTRIES INC.

By:	/s/ Gregory P. Rustowicz
Name:	Gregory P. Rustowicz
Title:	Vice President

[Columbus McKinnon Credit Agreement – Signature Page to First Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Karen L. Mikols
Name:	Karen L. Mikols
Title:	Authorized Officer

[Columbus McKinnon Credit Agreement – Signature Page to First Amendment]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Thomas C. Lillis
Name:	Thomas C. Lillis
Title:	Senior Vice President

[Columbus McKinnon Credit Agreement – Signature Page to First Amendment]

PNC Bank, National Association, as a Lender

By:	/s/ James F. Stevenson
Name:	James F. Stevenson
Title:	Senior Vice President

[Columbus McKinnon Credit Agreement – Signature Page to First Amendment]

Citizens Bank, N.A., as a Lender

By:	/s/ Nancy O’Brien
Name:	Nancy O’Brien
Title:	SVP

[Columbus McKinnon Credit Agreement – Signature Page to First Amendment]

M&T Bank, as a Lender

By:	/s/ Edward J. Graber
Name:	Edward J. Graber
Title:	Vice President

[Columbus McKinnon Credit Agreement – Signature Page to First Amendment]

CREDIT SUISSE AG, Cayman Islands Branch, as a Lender

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Authorized Signatory

By:	/s/ Sean MacGregor
Name:	Sean MacGregor
Title:	Authorized Signatory

[Columbus McKinnon Credit Agreement – Signature Page to First Amendment]

Branch Banking and Trust Company, as a Lender

By:	/s/ Matthew J. Davis
Name:	Matthew J. Davis
Title:	Vice President

[Columbus McKinnon Credit Agreement – Signature Page to First Amendment]

HSBC Bank USA, National Association, as a Lender

By:	/s/ Gregory R. Duval
Name:	Gregory R. Duval
Title:	Senior Vice President

RESTRICTED - [Columbus McKinnon Credit Agreement – Signature Page to First Amendment]

Schedule I

Magnetek de Mexico, S.A. de C.V.

Manufacturas Electricas de Reynosa, S.A. de C.V.

Mejor Electronica de Mexico S.A. de C.V.

Servicio de Guarderas, S.C.